Exhibit 5.4

[Quarles & Brady LLP Letterhead]

Quarles & Brady LLP

411 East Wisconsin Avenue

Milwaukee, Wisconsin 53202-4497

October 22, 2010

The Reader’s Digest Association, Inc.

750 Third Avenue

New York, New York 10017

RE:  Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Gareth Stevens, Inc., a Wisconsin corporation (the “Wisconsin Guarantor”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”), of The Reader’s Digest Association, Inc., a Delaware corporation (the “Company”), the Wisconsin Guarantor and the other subsidiaries of the Company named therein as guarantors (collectively, the “Subsidiary Guarantors” and together with the Wisconsin Guarantor, the “Guarantors”), to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”).  The Registration Statement relates to the registration under the Act of the Company’s $525,000,000 aggregate principal amount of Floating Rate Senior Secured Notes due 2017 (the “Exchange Notes”) and the guarantees of the Exchange Notes by the Guarantors (the “Guarantees”).

The Exchange Notes and the Guarantees are to be offered in exchange for the Company’s outstanding $525,000,000 aggregate principal amount of Floating Rate Senior Secured Notes due 2017 (the “Initial Notes”) and the guarantees of the Initial Notes by the Guarantors.  The Exchange Notes and the Guarantees will be issued by the Company in accordance with the terms of the Indenture (the “Indenture”), dated as of February 11, 2010, as supplemented by the Supplemental Indenture, dated as of July 27, 2010, among the Company, RD Escrow Corporation, a Delaware corporation, the Guarantors, Wells Fargo Bank, National Association, as trustee and Wilmington Trust FSB, as collateral agent.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)            the Registration Statement;

(ii)           the Indenture, including as an exhibit thereto the form of Exchange Note, to be included as Exhibit 4.1 to the Registration Statement; and

(iii)          the Registration Rights Agreement, dated as of February 11, 2010 (the “Registration Rights Agreement), by and among the Company, the Guarantors and the initial purchasers named therein, to be included as Exhibit 4.3 to the Registration Statement.

In addition, we have examined (i) such corporate records of the Wisconsin Guarantor that we have considered appropriate, including a copy of the articles of incorporation and bylaws of the Wisconsin Guarantor, certified by the Wisconsin Guarantor as in effect on the date of this letter (collectively, the “Charter Documents”) and copies of resolutions of the board of directors of the Wisconsin Guarantor relating to the execution and delivery of the Documents and the issuance of the Guarantees, certified by the Wisconsin Guarantor and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below.  We have also relied upon the factual matters contained in the representations and warranties of the Wisconsin Guarantor made in the Documents and certificates of the officers of the Wisconsin Guarantor and upon certificates of public officials.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.  We have also assumed, without independent investigation, (i) that the Exchange Notes will be issued as described in the Registration Statement and (ii) that the Exchange Notes will be in substantially the form attached to the Indenture and that any information omitted from such form will be properly added.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1.             Based solely on a certificate from the Wisconsin Department of Financial Institutions, the Wisconsin Guarantor is validly existing as a corporation under the laws of the State of Wisconsin, has filed its most recent required annual report with the Department of Financial Institutions, and has not filed articles of dissolution.

2.             The Wisconsin Guarantor has all necessary corporate power and authority to execute, deliver and perform its obligations under the Indenture (including the Guarantee of the Wisconsin Guarantor evidenced thereby).

3.             The Indenture (including the Guarantee of the Wisconsin Guarantor evidenced thereby) and the performance of the Wisconsin Guarantor’s obligations thereunder have been duly authorized, and the Indenture (including the Guarantee of the Wisconsin Guarantor evidenced thereby) has been duly executed and delivered by the Wisconsin Guarantor.

4.             The issuance of the Guarantee by the Wisconsin Guarantor, the compliance by the Wisconsin Guarantor with all of the provisions of the Indenture and the performance of its obligations thereunder will not (i) result in a violation of the Charter Documents or (ii) violate any Wisconsin law, rule or regulation customarily applicable to the Wisconsin Guarantor and the transactions contemplated by the Registration Statement or any order known by us to be applicable to the Wisconsin Guarantor of any governmental agency or body of the State of Wisconsin, or court of the State of Wisconsin having jurisdiction over the Wisconsin Guarantor or its properties.

5.             No consent, approval, authorization or order of, or filing with, any governmental agency or body of the State of Wisconsin, or any court of the State of Wisconsin having jurisdiction over the Wisconsin Guarantor or its properties, is required under any Wisconsin law, rule or regulation customarily applicable to the Wisconsin Guarantor and the transactions contemplated by the Registration Statement or any order known by us to be applicable to the Wisconsin Guarantor for the consummation by the Wisconsin Guarantor of the transactions contemplated by the Indenture and the Guarantee by the Wisconsin Guarantor in connection with the offering, issuance and sale of the Exchange Notes and the Guarantees by the Company and the Guarantors, except such as may be required under securities laws of the State of Wisconsin (as to which we express no opinion).

The opinions expressed above are limited to the laws of the State of Wisconsin, and we do not express any opinion herein concerning any other laws.  Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws that are currently in effect.

The only opinion rendered by us consists of those matters set forth in the paragraphs numbered 1-5 above, and no opinion may be implied or inferred beyond the opinion expressly stated. We consent to the reliance on this opinion by Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”) for the purposes of Paul, Weiss’ opinion letter to the Company dated as of the date hereof to be filed as Exhibit 5.1 to the Registration Statement.  Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We hereby consent to use of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Quarles & Brady LLP

Quarles & Brady LLP